Independent Auditors’ Consent

The Board of Directors and Shareholders

Host Marriott Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-31352, 333-93157, 333-78091, 333-40854, 333-51946, 333-98207, and 333-113901) on Form S-3 and (Nos. 333-75055, 333-28683, 333-75057, 333-75059 and 033-66622 ) on Form S-8 of Host Marriott Corporation of our report dated February 23, 2004, with respect to the consolidated balance sheets of Host Marriott Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2003 and the related financial statement schedule, which report appears in the annual report on Form 10-K of Host Marriott Corporation.

Our report refers to the adoption by Host Marriott Corporation of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets in 2002.

/s/ KPMG LLP

McLean, Virginia

March 2, 2004